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                                 EXHIBIT 23.2
                    CONSENT OF LAPORTE, SEHRT, ROMIG & HAND

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                                 [LETTERHEAD]







                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report on the financial statements of GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION (the "Association") dated January 12, 1996 in the Prospectus for G S Financial Corp. (the "Company") constituting part of the Company's Registration Statement on Form SB-2 and the Association's Application for Conversion. We also consent to the reference to us under the heading "Experts" in the Prospectus contained in the Form SB-2 and the Application for Conversion.


/s/ LaPorte, Sehrt, Romig & Hand
A Professional Accounting Corporation



Metairie, Louisiana
February 4, 1997